EXHIBIT 10.2


                                                       SOFTWARE LICENSE
                                             AGREEMENT DATED SEPTEMBER 27, 1995,
                                             BETWEEN MED-E-SYSTEMS CORPORATION,
                                             a Delaware corporation (the
                                             "Licensor"), and MEDCO CONTAINMENT
                                             SERVICES, INC., a Delaware
                                             corporation ("Medco").

     The parties agree as follows:

                                   ARTICLE I

                               CERTAIN DEFINITIONS

     The following terms shall have the following meanings:

     "Competitive Business" means any business in the Territory that markets or distributes computerized systems for the delivery of digital clinical information in hospitals or physician offices, other than as part of an Integrated Product; provided, however, that Competitive Business shall not include the preparation and dissemination of the clinical information delivered through or utilized by such systems or activity related to achieving connectivity to such systems.

     "Customer" means any customer of the Licensee.

     "Documentation" means the user manual and other written materials relating to each Product generally provided by the Licensee to users of Products.

     "Enhancement" means any upgrade or improvement to the Program that adds a feature or function.

     "Integrated Product" means the object code or source code of any applications software program that (i) contains material features and functions in addition to those offered by the Program, (ii) is offered and distributed in connection with other managed care services or products, and (iii) is offered and distributed without separate or itemized fee.

     "Intellectual Property Rights" means all program data files; utilities; subroutines; libraries; schematics; flow charts; logic diagrams; development tools; programmer's comments; supporting data and annotations; designs, developments, improvements, enhancements and upgrades; source and object codes; display screens; inventions; patents and patent applications; trademarks and trademark applications; trade names; copyrights


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and copyright applications; trade secrets; and other confidential and proprietary information.

     "Licensee" means Medco, its subsidiaries, and all other entities controlled by Medco.

     "Modification" means any correction or modification to the Program that does not add a new feature or function.

     "Permitted Sublicensee" means (i) any Customer, and (ii) any other person or entity that is in a direct or indirect contractual or provider relationship with any Customer relating to the delivery or implementation of services offered by the Licensee.

     "Product" means the object code or source code of any software program that performs the functions performed by the Program and that contains all or a portion of the Program, including any Modification or Enhancement.

     "Program" means the object code, source code, and related documentation constituting or relating to the Licensor's software program known as "SmartScripts" and described on Annex I.


     "Territory" means the United States of America and Canada.

     "Trademarks" means the registered trademarks "Med-E-Systems" and "SmartScripts".

     "Upgrade Period" means the period during which the Licensee may obtain Modifications and Enhancements under Section 2.1(a)(i) or 2.3.

                                   ARTICLE II

                                    LICENSES

2.1. Licenses.

     (a) On the terms and subject to the conditions set forth in this Agreement, the Licensor hereby grants to the Licensee the following licenses:

          (i) a non-exclusive, non-transferable license to use the Program, and all Modifications and Enhancements developed by or on behalf of the Licensor after the date hereof and prior to its third anniversary, for the purpose of making and manufacturing Products, developing Modifications and Enhancements, and marketing, distributing, and sublicensing Products solely to Permitted Sublicensees

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     within the Territory as part of services offered by the Licensee; and

          (ii) a non-exclusive, non-transferable license to use the Trademarks in connection with the marketing, distribution, and sublicensing of Products solely to Permitted Sublicensees within the Territory as part of services offered by the Licensee.

     (b) Schedule 2.1(b) sets forth a list of all operating system, database management system, and associated utilities software programs required for the operation of the Program. The Licensee acknowledges that such software programs are owned by third parties and are not the subject of the licenses granted under this Agreement, and that the Licensee is solely responsible for obtaining appropriate licenses to such software programs in order to take commercial advantage of the licenses granted under this Agreement.

     (c) The Licensor retains all right and title to the Intellectual Property Rights relating to the Program, including all Modifications or Enhancements developed by or on behalf of the Licensor.

2.2. License Fee.

     In consideration of the grant by the Licensor to the Licensee of the licenses under Section 2.1, the Licensee shall pay to the Licensor:

     (i) simultaneously with the execution and delivery of this Agreement, the amount of [ * ] and

     (ii) on the first anniversary of the date hereof, the amount of [ * ]

in each case by wire transfer to an account designated by the Licensor.


2.3. Extension of Maintenance License.

     On the terms and subject to the conditions set forth in this Agreement, the Licensor hereby grants to the Licensee the right to extend the license under
Section 2.1(a)(i) with respect to Modifications and Enhancements developed by or on behalf of the Licensor to successive one-year periods for a license fee for each such one-year period equal to the lesser of (i) $200,000 and (ii) the lowest fee payable to the Licensor by any third party under any license to such Modifications and Enhancements upon terms otherwise substantially similar to those set forth in this Agreement. The Licensor shall notify the Licensee of any such license with a third party at least 40 days before the third anniversary and each subsequent anniversary of the date hereof. The Licensee may exercise its rights under this Section by delivering to the Licensee at least 30 days before the third anniversary and each subsequent anniversary of the date hereof
(i) a notice stating that the Licensee exercises its right under this Section and (ii) the applicable license fee, payable by wire transfer to an account designated by the Licensor. Upon delivery of such notice and such license fee, the Licensee shall be deemed granted a non-exclusive, non-transferable license to use all Modifications and Enhancements developed by the Licensor during

- --------
* Omitted pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.



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the one-year period commencing with such anniversary for the purpose of making and manufacturing Products, developing Modifications and Enhancements, and marketing, distributing, and sublicensing Products solely to Permitted Sublicensees within the Territory as part of services offered by the Licensee.

2.4. Deliveries by Licensor.

     (a) On a mutually agreed upon delivery schedule, the Licensor shall deliver to the Licensee (i) copies of the source code and object code of the Program, and (ii) copies of all written materials owned by the Licensor and relating to the development and use of the Program as may be reasonably required by the Licensee in order to use, modify, and enhance the Program.

     (b) Within 30 days after the general public release of any Modification or Enhancement developed by or on behalf of the Licensor prior to the third anniversary of the date hereof, the Licensor shall deliver to the Licensee copies of (i) the source code and object code of such Modification or Enhancement, and (ii) all written materials owned by the Licensor and relating to the development and use of such Modification or Enhancement as may be reasonably required by the Licensee in order to use, modify, and enhance such Modification or Enhancement.

     (c) Upon the exercise by the Licensee of its rights under Section 2.3 with respect to any one-year period, the Licensor shall, within 30 days after the general public release of any Modification or Enhancement developed by or on behalf of the Licensor during such one-year period, deliver to the Licensee copies of (i) the source code and object code of such Modification or Enhancement, and (ii) all written materials owned by the Licensor and relating to the development and operation of such Modification or Enhancement as may be reasonably required by the Licensee in order to use, modify, and enhance such Modification or Enhancement.

2.5. Transition Services.

     (a) The Licensor shall upon request by the Licensee furnish to the Licensee professional transition services to assist the Licensee with respect to the preparation of the Program for adoption and customization by the Licensee, the installation of a reference copy of the Program on a host computer, the installation of a reference copy of the Program on a client computer, and such other matters as the Licensee may reasonably request. The Licensee shall request at least 160 hours of such services. The Licensor shall not be required to devote more than two persons and 200 hours per month to the rendering of such services.

     (b) Such services shall be furnished from the date of this Agreement until the end of the 180-day period commencing with such date.

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     (c) The consideration payable by the Licensee for any services furnished under this Section shall be determined in accordance with the hourly rate schedule set forth on Schedule 2.5(c). In addition, the Licensee shall reimburse the Licensor for all reasonable travel and other out-of-pocket expenses incurred in connection with the furnishing of such services.

2.6. Modifications and Enhancements.

     The Intellectual Property Rights relating to all Modifications and Enhancements developed by or on behalf of the Licensee shall be the property of the Licensee.

2.7. References to Licensee.

     Upon the terms set forth in this Section, the Licensee hereby grants to the Licensor the right to announce publicly and state in its promotional materials that the Licensee has been granted a license to the Program and that the Licensee will be or is using the Program as its platform for directly interfacing with physicians in order to conduct prescription management. Before the release or distribution of any such announcement or material, the Licensor shall deliver to the Licensee a copy of such announcement or material. Within 10 days after such delivery, the Licensee may object to any reference to the Licensee in such announcement or material on the ground that such reference is not correct or accurate. If the Licensee does not object in such manner within such 10-day period, the Licensor may release or distribute such announcement or material. If the Licensee objects in such manner within such 10-day period, the Licensor may not release or distribute such announcement or material unless and until the reference to the Licensee has been deleted or the Licensee has consented to a modification in accordance with this Section. Such consent shall not be unreasonably withheld.

                                  ARTICLE III

                               REPRESENTATIONS AND
                             OBLIGATIONS OF LICENSOR

3.1. Representations.

     The Licensor hereby represents and warrants to the Licensee as follows:

     (a) The Licensor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate the assets used in its business, to carry on its business as presently conducted, to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.


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     (b) The Licensor has taken all corporate action necessary to authorize its execution and delivery of this Agreement, its performance of its obligations hereunder, and its consummation of the transactions contemplated hereby. This Agreement has been executed and delivered by an officer of the Licensor in accordance with such authorization. This Agreement constitutes a valid and binding obligation of the Licensor, enforceable in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting creditors' rights generally and to general principles of equity.

     (c) The execution and delivery by the Licensor of this Agreement, its consummation of the transactions contemplated hereby, and its compliance with the provisions hereof, will not (i) violate or conflict with its Certificate of Incorporation or By-laws, (ii) violate, conflict with, or give rise to any right of termination, cancellation, or acceleration under any agreement, lease, security, license, permit, or instrument to which the Licensor or any of its subsidiaries is a party, (iii) violate or conflict with any laws, rules, or regulations, or (iv) require any consent, approval or other action of, notice to, or filing with any entity or person (governmental or private).

     (d) To the best knowledge of the Licensor, the Program and the Trademarks do not infringe the Intellectual Property Rights of any person or entity. The Licensee has not received any notice that the Program or any Trademark infringes the Intellectual Property Rights of any person or entity and will promptly notify the Licensee if it receives any such notice.

3.2. Disclaimer.

     THE LICENSOR IS LICENSING THE PROGRAM, ANY MODIFICATIONS AND ENHANCEMENTS, AND THE TRADEMARKS ON AN "AS IS" BASIS. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, THE LICENSOR DOES NOT MAKE AND SHALL NOT BE DEEMED TO HAVE MADE ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO OR IN ANY WAY RELATING TO THE PROGRAM, ANY MODIFICATION OR ENHANCEMENT, OR ANY TRADEMARK, INCLUDING, WITHOUT LIMITATION,
(I) ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR USE OR FOR A PARTICULAR PURPOSE, OR ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING, OR USAGE OF TRADE, AND (II) AS TO WHETHER THE FUNCTIONS CONTAINED IN THE PROGRAM OR ANY MODIFICATION OR ENHANCEMENT WILL MEET THE LICENSEE'S REQUIREMENTS.

                                   ARTICLE IV

                               REPRESENTATIONS AND
                             OBLIGATIONS OF LICENSEE

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4.1. Representations.

     The Licensee hereby represents and warrants to the Licensor as follows:

     (a) The Licensee is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate the assets used in its business, to carry on its business as presently conducted, to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

     (b) The Licensee has taken all corporate action necessary to authorize its execution and delivery of this Agreement, its performance of its obligations hereunder, and its consummation of the transactions contemplated hereby. This Agreement has been executed and delivered by an officer of the Licensee in accordance with such authorization. This Agreement constitutes a valid and binding obligation of the Licensee, enforceable in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting creditors' rights generally and to general principles of equity.

     (c) The execution and delivery by the Licensee of this Agreement, its consummation of the transactions contemplated hereby, and its compliance with the provisions hereof, will not (i) violate or conflict with its Certificate of Incorporation or By-laws, (ii) violate, conflict with, or give rise to any right of termination, cancellation, or acceleration under any agreement, lease, security, license, permit, or instrument to which the Licensee or any of its subsidiaries is a party, (iii) violate or conflict with an laws, rules, or regulations, or (iv) require any consent, approval or other action of, notice to, or filing with any entity or person (governmental or private).

4.2. General Obligation.

     The Licensee agrees that any manufacture, marketing, distribution, and sublicensing of the Products and the Documentation shall be done with commercial diligence and care, consistent with sound business practices.

4.3. Compliance with Laws.

     The Licensee shall manufacture, market, distribute, and sublicense the Products and the Documentation in all material respects in compliance with all applicable laws, rules, and regulations. Without limiting the generality of the foregoing, the Licensee shall, if it exports any Products or Documentation, comply in all material respects with all laws, rules, and regulations applicable to the export of Products from the United States.


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4.4. Identification.

     (a) The Licensee shall display a copyright notice in the name of the Licensor on each Product and its packaging and the Documentation relating to such Product. Such copyright notice shall appear on the initial or title screen of such Product, on the label of any media containing such Product, on the outside of such packaging, on the title page of such Documentation, and in such other locations as the Licensor may from time to time reasonably specify to the Licensee.

     (b) The Licensor shall display a trademark notice in the name of the Licensor on each written material containing any Trademark. Such trademark notice shall appear next to the first use of such Trademark in such material and in such other locations as the Licensor may from time to time reasonably specify to the Licensee.

     (c) The Licensee shall, subject to any limitations in the technical capacity of the display device, display the Trademarks substantially in the form and manner displayed by the Licensor in connection with the marketing and distribution of its products and services at the time the Licensee commences the use of the Trademarks.

     (d) The Licensee may display copyright notices, trademarks, or tradenames other than those of the Licensor referred to in paragraphs (a) through (c) above, except to the extent any such display could lead a third party to believe that any such copyright notice applies to the Program, including any Modification or Enhancement, or the product or service designated by any such trademark or tradename was created or endorsed by the Licensor.

4.5. Sublicense Agreement.

     (a) Each sublicense of any Product to any Permitted Sublicensee shall be governed by a sublicense agreement that complies with the following conditions:

     (a) such sublicense, and any further sublicense permitted by this Section, must clearly state that the Licensee is acting under license from the Licensor;

     (b) such sublicense, and any further sublicense permitted by this Section,
(A) shall terminate no later than 180 days after the sublicensee thereunder ceases to be a Permitted Sublicensee, (B) must contain provisions to ensure that all communications functions of such Product, other than the electronic prescription transmission function and any non-clinical messages responsive to the electronic prescription transmission, are used solely for direct or indirect communications to or from the Licensee regarding patients covered by a program or service provided by the Licensee, and (C) must provide that the sublicensee


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thereunder may not further sublicense such Product to any person or entity, other than any Permitted Sublicensee;

     (c) any permitted further sublicense (A) must be made in accordance with, and contain provisions to ensure compliance with, Sections 4.2, 4.3, 4.4, 4.5, 4.6, and 6.2 of this Agreement and (B) must contain an obligation, to the extent permitted by any other bona fide contractual obligation, to notify the Licensee of any further sublicense and the name of the parties thereto; and

     (d) if such Product is provided as source code, such source code (A) may not be used by such Permitted Sublicensee or any further Permitted Sublicensee for any purpose other than the integration of such Product into any Integrated Product and (B) may not be disclosed to any person or entity other than those employees of such Permitted Sublicensee or further Permitted Sublicensee that have a predetermined need to know such source code.

     (b) To the extent permitted by any bona fide contractual obligation to third parties, the Licensee shall promptly (i) notify the Licensor of any sublicense of any Product and the parties thereto, and (ii) deliver to the Licensor a copy of any notification of any further sublicense received by the Licensee, as contemplated by clause (iii)(B) of paragraph (a) above.

     (c) Upon (i) the termination of any sublicense of any Product to any practicing physician in accordance with clause (ii)(A) of paragraph (a) above and (ii) the notification by the Licensee to the Licensor of such termination and the name and address of such physician, the Licensor shall offer to such physician a license to continue the use of the Program, including Modifications and Enhancements, on terms equivalent to those at the time generally offered by the Licensor to physicians for the Licensor's Products.

4.6. Enforcement.

     In connection with the distribution and sublicensing of Products, the Licensee shall take all reasonable steps and use all reasonable efforts necessary in order to protect the Licensor's Intellectual Property Rights relating to the Program. The Licensee shall notify the Licensor of any threatened or actual infringement of any Intellectual Property Right of the Licensor promptly after the Licensee obtains knowledge thereof. Nothing contained herein shall be construed to limit in any way the right of the Licensor to take at any time all actions and use all efforts as the Licensor, in its sole discretion, may deem necessary to detect any infringement of any Intellectual Property Right of the Licensor, to enjoin such infringement and recover damages therefor, and otherwise protect all Intellectual Property Rights of the Licensor.


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4.7. Beta Version.

     Upon completion of the beta version of any Product made or manufactured by the Licensee, the Licensee shall, to the extent permitted by any contractual obligation to third parties, provide a copy of such beta version to the Licensor upon the same terms and conditions as such beta version is generally made available for beta testing. The provision by the Licensee of any such beta version shall not constitute a license to the Licensor with respect to such Product. If any contractual obligation to third parties prohibits the Licensee from providing a copy of such beta version to the Licensor, the Licensee shall represent and warrant that the Licensee has taken reasonable steps to assure the proper functioning of the Product.

4.8. Outsourcing of Development.

     Subject to the terms and conditions of this Section and Section 6.1, the Licensee may at any time engage any independent contractor for the development of any Modification or Enhancement. Any such independent contractor may not be engaged in any Competitive Business. If the Licensee proposes to engage any independent contractor for the development of any Modification or Enhancement, other than any individual who performs his or her services in connection with and as part of internal development by the Licensee or any entity that furnishes such individuals on a temporary basis, the Licensee shall, before such engagement, deliver to the Licensor an offer to perform such development. Such offer shall describe in reasonable detail the development to be performed and state the terms of (including fees for) the proposed engagement. The Licensor may accept such offer within 15 days of such delivery. If the Licensor does not accept such offer within such 15-day period, the Licensee may engage any third party on the terms of such offer within 12 months after expiration of such 15-day period. If such engagement is not made within such 12-month period, the restrictions provided for in this Section shall again become effective.

4.9. Termination.

     The obligations of the Licensee under Sections 4.7 and 4.8 shall terminate upon the earliest to occur of (i) the bankruptcy of the Licensor, (ii) the acquisition by any person or entity principally engaged in the provision of services competitive to services from which the Licensee derives substantial revenues of (A) all or substantially all assets of the Licensor or (B) a majority of the capital stock of the Licensor entitled to vote for the election of directors, and (iii)(x) with respect to Section 4.7, the second anniversary of the termination of the Upgrade Period, and (y) with respect to Section 4.8, the termination of the Upgrade Period.



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                                   ARTICLE V

                                 INDEMNIFICATION

5.1. Indemnification by Licensor.

     The Licensor shall indemnify and save the Licensee and its affiliates, directors, officers, employees, successors, and permitted assigns (the "Licensee Group") from, against, for and in respect of:

     (a) all damages, losses, obligations, liabilities, claims, actions or causes of action sustained or suffered by the Licensee Group, or any member thereof, as a result of any breach of any representation, warranty or agreement of the Licensor contained or made in this Agreement; and

     (b) all costs and expenses (including, without limitation, reasonable attorneys', accountants' and other professional fees and expenses) incurred by the Licensee Group, or any member thereof, in connection with any action, suit, proceeding, demand, or judgment relating to any matters indemnified against under paragraph (a) above.

5.2. Indemnification by Licensee.

     The Licensee shall indemnify and save the Licensor and its affiliates, directors, officers, employees, successors, and permitted assigns (the "Licensor Group") from, against, for and in respect of:

     (a) all damages, losses, obligations, liabilities, claims, actions or causes of action sustained or suffered by the Licensor Group, or any member thereof, as a result of (i) any breach of any representation, warranty or agreement of the Licensee contained or made in this Agreement, (ii) any claim by any third party based on, arising out of, or in any way relating to the manufacture, marketing, distribution, or sublicensing of Products by or on behalf of the Licensee (other than any such claim arising from any facts on circumstances constituting any breach of any representation, warranty, or agreement of the Licensor contained or made in this Agreement), or (iii) any claim by any third party based on, arising out of, or in any way relating to the use of any Product, including, without limitation, any claim that any reliance on any information provided by any Product resulted in any mental or physical harm (other than any such claim arising from any facts or circumstances constituting any breach of any representation, warranty, or agreement of the Licensor contained or made in this Agreement); and

     (b) all costs and expenses (including, without limitation, reasonable attorneys', accountants' and other professional fees and expenses) incurred by the Licensor Group,


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or any member thereof, in connection with any action, suit, proceeding, demand, or judgment relating to any matters indemnified against under paragraph (a) above.

5.3. Remedies Cumulative.

     The remedies provided for in this Article shall be cumulative and shall not preclude assertion of any other rights or the seeking of any other remedies.

5.4. Limitation of Liability.

     IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR ANY INDIRECT, PUNITIVE, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, DAMAGES RESULTING FROM LOSS OF OR INABILITY TO USE DATA, LOSS OF ANTICIPATED PROFITS, OR OTHER ECONOMIC LOSS, IRRESPECTIVE OF THE POSSIBILITY OR LIKELIHOOD OF SUCH DAMAGES. IN NO EVENT SHALL THE LICENSOR BE LIABLE TO THE LICENSEE OR ANY THIRD PARTY FOR ANY DAMAGES IN EXCESS OF THE TOTAL LICENSE FEES RECEIVED BY THE LICENSEE UNDER THIS AGREEMENT.

                                   ARTICLE VI

                       CONFIDENTIALITY AND NONCOMPETITION

6.1. Confidentiality

     (a) "Confidential Information" means all materials and information in whatever form disclosed by either party to the other party in connection with the performance of this Agreement that was identified to be confidential or proprietary in nature or, from the nature thereof or the circumstances under which disclosed, should reasonably be regarded as confidential or proprietary information; provided, however, that "Confidential Information" shall not include information that is:

          (i) available to the general public or to the software development industry generally;

          (ii) lawfully received by either party from a third person who, to the knowledge of such receiving party, is or was not bound in a confidential relationship to the disclosing party;

          (iii) already in the possession of the receiving party without obligation to the other party to keep such information confidential;

          (iv) necessary for the purpose of enforcement of this Agreement; or



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          (v) required by law to be disclosed.

     (b) Either party receiving Confidential Information (i) shall limit the disclosure, publication or dissemination of such Confidential Information to those employees or independent contractors of such party that have a predetermined need to know (or could reasonably be expected to need to know it for the purposes of this Agreement), (ii) shall advise such employees and independent contractors of the confidential nature of such Confidential Information, (iii) shall require any such independent contractors to acknowledge the restrictions set forth in this Section in writing, and (iv) shall use the same care and discretion to avoid disclosure, publication or dissemination of such Confidential Information outside of such employees and independent contractors as such party employs with similar information of its own which it does not desire to publish, disclose or disseminate.

     (c) Subject to the licenses granted under this Agreement, all tangible forms of Confidential Information shall remain the property of the disclosing party and the receiving party shall promptly return to the disclosing party or destroy such Confidential Information upon the written request of the disclosing party.

     (d) Nothing contained herein shall prevent either party from disclosing any Confidential Information in compliance with a valid order of a court or other governmental entity of the United States; provided, however, that the party making the disclosure in compliance with such order shall first have given notice to the other party and made a reasonable effort to obtain a protective order requiring that any disclosed Confidential Information be used only for the purposes for which such order was issued.

6.2. Noncompetition.

     The Licensee acknowledges that the licenses granted under this Agreement will allow the Licensee to acquire particular familiarity with the Program and the Licensor's business of developing and selling computerized patient records systems. Accordingly, the Licensee shall not (i) use the Program, including any Modification or Enhancement, in connection with the engagement in any Competitive Business, (ii) during the Upgrade Period and for two years thereafter, induce any person employed by the Licensor to terminate his or her employment with the Licensor, or (iii) during the Upgrade Period (and, if the Upgrade Period has been terminated upon delivery of a notice under Section 7.3, for two years thereafter, unless given in connection with a notice under Section 7.2(a) that the Licensee is engaged in a Competitive Business, in which case such additional period shall be 60 days) specifically solicit any customer or supplier of the Licensor to replace its relationship with the Licensor with a substantially similar relationship with the Licensee.


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Nothing contained in this Section shall prohibit the Licensee from (A) engaging in any Competitive Business, (B) investing in or entering into a business relationship with any person or entity engaged in a Competitive Business, and
(C) manufacturing, marketing, distributing, and sublicensing Products in accordance with this Agreement; provided, however, that (x) the Licensee may not use the Program in connection with the engagement in any Competitive Business, and (y) if the Licensee engages in any Competitive Business, other than in the form of an investment in or business relationship with any person or entity so long as the Licensee does not control the management of such person or entity,
Section 7.2(a) shall apply.

6.3. Limited Exclusivity.

     Until the first anniversary of the date hereof, the Licensor shall not grant any license substantially similar to the licenses granted under this Agreement to PCS Health Systems, Inc.; Diversified Pharmaceutical Services, Inc.; Value Health, Inc.; Caremark International Inc.; or any affiliate of any of the foregoing.

6.4. Remedies.

     In the event of a breach or threatened breach by either party of any provision of this Article, the other party shall be entitled to an injunction to restrain such actual or threatened breach. Such party may also pursue any other remedies (including, without limitation, an action for damages) available for such actual or threatened breach.

                                   ARTICLE VII

                                   TERMINATION

7.1. Term of Licenses.

     Except as set forth in this Article VII, the licenses granted to the Licensee under this Agreement shall be perpetual and non-terminable. Termination of the licenses granted hereunder shall not be available to the Licensor as a remedy for the breach of this Agreement by the Licensee. The Licensor's bankruptcy or insolvency shall not terminate or permit the Licensor or its trustee in bankruptcy to terminate the licenses granted hereunder.

7.2. Termination After Competition.

     (a) Promptly upon engaging in any Competitive Business, the Licensee shall deliver a notice to the Licensor describing such engagement, including the date of its commencement, in reasonable detail. Within 60 days after the delivery of such notice, the Licensor may terminate this Agreement to the extent set forth in paragraph (b) below by notice delivered to the Licensee, which notice shall become effective immediately. The foregoing right of termination shall not apply if such engagement consists solely of an investment in or business relationship with a person or entity engaged in a Competitive Business, so long as the Licensee does not control the management of such person or entity.

     (b) Upon any termination of this Agreement in accordance with paragraph (a) above, the licenses to use Modifications and Enhancements developed by or on behalf of the Licensor after the date of such termination, and to use the Trademarks, shall terminate. Any such termination shall not affect (i) the license to use the Program, and all Modifications and Enhancements developed by or on behalf of the Licensor prior to the date of such termination, in accordance with this Agreement, (ii) all sublicenses of Products granted prior to such termination, (iii) the obligation of the Licensee with respect to such sublicenses under Article IV, and (iv) the provisions of Articles V and VI, all of which shall survive such termination.

7.3. Termination for Modifications and Enhancements.

     By notice to the Licensor, the Licensee may terminate its right to receive and use Modifications and Enhancements developed by or on behalf of the Licensor after the date of such termination, but any such termination shall not affect the license to use the Program, and all Modifications and Enhancements developed by or on behalf of the Licensor prior to the date of such termination, in accordance with this Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

8.1. Assignment.

     The rights of each party hereunder may not be assigned to any person or entity, except to the transferee in connection with a sale or other transfer to such transferee of all or substantially all assets of such party.

8.2. Parties in Interest.

     This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the successors and permitted assigns of the parties. None of the agreements, representations or warranties contained herein shall be for the benefit of any person or entity not a party to this Agreement.

8.3. Amendment, Modification and Waiver.

     This Agreement may only be altered or otherwise amended or terminated pursuant to an instrument in writing signed by both parties, except that either party may waive any obligation owed to it by the other party. The waiver by either party of a breach of any provisions of this Agreement shall not operate or be construed as a waiver of any other breach.

8.4. Entire Agreement.

     This Agreement contains the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.

8.5. Headings.

     The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning of interpretation of this Agreement.

8.6. Notices.

     All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered personally, (ii) sent by facsimile transmission (with confirmation received), (iii) sent by a nationally-recognized air courier assuring overnight delivery, or (iv) mailed (by registered or certified mail, return receipt requested and postage prepaid) as follows:

     If to the Licensor, to:

              Med-E-Systems Corporation
              560 White Plains Road
              2nd Floor
              Tarrytown, New York  10591
              Attention: Jon Edelson, MD
              Fax No.:  914-332-1186; and

     if to the Licensee, to:

               Medco Containment Services, Inc.
               100 Summit Avenue
               Montvale, New Jersey  07645
               Attention:  Co-General Counsel
               Fax No.:  (201) 358-5773;

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance with this Section. Any such communication shall be deemed to have been given, (i) in the case of personal delivery, on the date of delivery, (ii) in the case of facsimile transmission, on the date of transmission, (iii) in the case of delivery by air courier, on the first business day following the day on which such communication was posted, and (iv) in the case of mailing, on the fifth business day following the day on which such communication was posted.

8.7. Counterparts.

     This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.


8.8. Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles governing conflicts of laws.

8.9. Severability

     The provisions of this Agreement are severable and in the event that any court of competent jurisdiction shall determine that any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement; but this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, had been modified in the jurisdictions necessary so that it would be valid, legal and enforceable to the maximum extent possible.

8.10. Relationship of Parties.

     The parties are independent contractors and neither party is an employee, agent, partner or joint venture of the other party. Neither party shall have the right to bind the other party to any agreement with a third party or to incur any obligation or liability on behalf of such other party.

     IN WITNESS WHEREOF, the parties have executed and delivered in this Software License Agreement as of the date first above written.

                                   MED-E-SYSTEMS CORPORATION

                                   By:  /s/ Jonathan Edelson
                                        --------------------------------
                                        Name:  Jonathan Edelson
                                        Title: Chairman/CEO

                                        MEDCO CONTAINMENT SERVICES, INC.

                                   By:
                                        --------------------------------
                                        Name:
                                        Title:

     IN WITNESS WHEREOF, the parties have executed and delivered in this Software License Agreement as of the date first above written.

                                   MED-E-SYSTEMS CORPORATION

                                   By:
                                        --------------------------------
                                        Name:
                                        Title:

                                   MEDCO CONTAINMENT SERVICES, INC.

                                   By:  /s/ Joseph V. Valesio
                                        --------------------------------
                                        Name:  Joseph V. Valesio
                                        Title: Executive Vice President

                                    Annex I
                                    -------

                           SmartScripts Deliverables

The SmartScripts prescription drug script writer. Consisting of:

Client Software for a Windows 3.11 platform including optional pen extensions)


     -  A patient roster application

     -  A prescription application with presentation for:

          -  Drug

          -  Dosage

          -  Form

          -  Strength

          -  Supply

          -  Original/Bridge/Renewal prescription generation

     -  History of patient prescriptions

     -  Formulary presentation capability

     -  Clinical messaging capability

     -  Allergy manager

     - Middleware and communications software allowing host connectivity over TCP/IP networks

     -  Client database structures

   UNIX host software

     -   Middleware and communications

     -   Host data structures consisting of:

          -  Schema

          -  Stored procedures

     -  Clinical resolution engine

     -  Message management

                                                         Schedule 2.1(b)
                         Required Third Party Software
                         -----------------------------

PDA
- ---
Microsoft DOS 6.2
Microsoft Windows for Pen
Netmanage Chameleon 4.5
Microsoft Visual Basic (embedded controls)
Microsoft Visual C++ (embedded controls)
Far Point Spreadsheet VBX Controls
Far Point Spreadsheet C++ Controls
Microhelp VBTools

Host
- ----
HP-UX 9.04
Sybase System 10
Sybase CT Lib
Objectspace
Medispan Data
American Medical Association Clinical Data: ICD-9, CPT-4

                                                                 Schedule 2.5(c)
                            Hourly Development Rates
                            ------------------------

Application Development/Client
- ------------------------------
Software Engineer (Visual Basic)            $100
Senior Software Engineer (Visual C++)       $125
Development Manager                         $180

Data Base Engineering
- ---------------------
Senior Database Developer                   $125
Senior Data Modeler                         $150
Client/Server Architect                     $200

Unix
- ----
Senior Host Administrator                   $125
Host Services Architect/Designer            $150

Communications and Middleware
- ------------------------------
Senior Communications Engineer              $125
Senior Communications Architect             $175
Network Security Architect                  $200